DEFINITIVE COPY OF INFORMATION STATEMENT


    As filed with Securities and Exchange Commission on November 28, 1997

                                                    Registration No. 2-66073

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C., 20549

                           SCHEDULE 14C INFORMATION

                                    under

                         Reg. Section 240.14c-101.

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of l934

Check the appropriate box:[nk]

[ ] Preliminary Information Statement
[X] Definitive Information Statement

                            NRM INVESTMENT COMPANY
-------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)

                    Edward Fackenthal, Assistant Secretary
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           (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):[nk]

No filing fee for this registered investment company is required by reason of the EDGAR amendments and Rule 301 of Regulation S-T.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          OF NRM INVESTMENT COMPANY

                                     for

                             December 18, 1997

     The annual meeting of the shareholders of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 18, 1997 at 9:00 a.m.

     Inquires about the agenda for the meeting should be addressed to the Company's principal executive offices at Suite 112, Building 3, Rosemont Business Campus, 919 Conestoga Road, Rosemont, Pennsylvania 19010, or telephone 610 525 0904.

                    We Are Not Asking You for a Proxy and
                  You are Requested Not To Send Us a Proxy.

     This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on November 28, 1997.

               Security Ownership of Certain Beneficial Owners
                                and Management

     The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders.

     Table I shows the number of shares the directors own. Table II contains certain biographical information about the directors. Note that in addition to being directors, John H. McCoy is Chairman of the Board and President, and Thomas F. Kilcullen, Jr. is Treasurer and Secretary. George W. Connell is the principal officer of the Company's investment advisor, Rittenhouse Trust Company. Messrs. McCoy, Somers and Rainer have been directors of the Company since its inception as an investment company in 1979. Mr. Kilcullen has been a director since December, 1990 and Mr. Connell, since December 1992.

     Information for Table I regarding the shares these individuals own was furnished by Investors Trust Company, Wyomissing, Pa., the Company's administrator, transfer agent and provider of certain other services.

     The Company has issued one class of stock.


                                   Table I


                                                                 Percentage of
Name and address                      No. of Shares                Ownership
----------------                      -------------              -------------
John H. McCoy                           2,817,680                    66.0%
1010 Broadmoor Road
Bryn Mawr, Pa 19010

Francis J. Rainer                         240,000                     5.6%
2 Campus Blvd.
Newtown Square, Pa., 19073

Joseph V. Somers                          235,055                     5.5%
1518 Mt. Pleasant Road
Villanova, PA 19085

Thomas F. Kilcullen, Jr.                  200,000                     4.6%
4 Carriage Way
Berwyn, PA 19312

George W. Connell                         149,799                     3.5% (1)
#2 Radnor Corporate Center
100 Matsonford Road
Radnor, PA 19087

                                   Table II

                                                          Principal Occupation
                                  Position                    During Past
Name                          with Registrant                 Five Years
----                          ---------------             --------------------
(2) John H. McCoy             Director,                   Presently retired;
                              President                   former President
                                                          of National Rolling
                                                          Mills, Inc., a steel
                                                          rolling plant, since
                                                          August 1979. Prior
                                                          thereto, he was
                                                          President and Direc-
                                                          tor of National

______________
(1) In the most recently completed fiscal year, Mr. Connell purchased, at net asset value, 100,000 shares of the Company from the portfolio of a deceased shareholder for the consideration of $372,000.

(2) John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940. Mr. McCoy owns 66% of the outstanding shares of the Company, is its chief executive officer and controls the company. Mr. Connell is the principal of the investment adviser for the Company and owns 3% of the Company's stock.

                                                          Rolling Mills Co.
                                                          75 years old.

Joseph V. Somers              Director                    Presently retired;
                                                          former President of
                                                          Somers Construction
                                                          Company and Vice
                                                          President of Indus-
                                                          trial Lift Truck Co.
                                                          76 years old.

Francis J. Rainer             Director                    President of Rainer
                                                          & Company a Profess-
                                                          ional Corporation.
                                                          He is also Vice-
                                                          Chairman of the
                                                          Board of Delaware
                                                          Valley Savings Bank.
                                                          74 years old.

Thomas F. Kilcullen, Jr.      Director                    Presently retired;
                              Treasurer, and              former Vice Presi-
                              Secretary                   dent, Treasurer
                                                          and Secretary of
                                                          National Rolling
                                                          Mills Inc. since
                                                          August 1979. Prior
                                                          thereto, he was Vice
                                                          President and Treas-
                                                          urer of National
                                                          Rolling Mills Co.
                                                          67 years old.

(1) George W. Connell                                     President, Director
                                                          and sole shareholder
                                                          of Rittenhouse Trust
                                                          Company, the invest-
                                                          ment advisor; Chief
                                                          Investment Officer
                                                          of Rittenhouse Finan-
                                                          cial Securities,
                                                          a register brokerage
                                                          dealer. 62 years old.

--------------
(1) See note 2 on prior page.

The officers and directors are not compensated by the Company except for $250 per directors meeting attended. All of the directors attended at least three of the four quarterly meetings in the last fiscal year. The Company has no audit, compensation, or nomination committees.

                          The Agenda for the Meeting

                                      A

                      Announcements to the Shareholders

     The following are items of information expected to be announced to the shareholders; no action will be required by them.

                                      I

                                Annual Report

     The Company's annual report for the year ending August 31, 1997 was sent to shareholders of record on September 19, 1997; the Board and a representative of the Company's investment advisor will be present to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on October 31, 1997.(1) Any shareholder wishing a copy of the annual report may obtain the same without cost by calling counsel for the Company, collect, at
(610) 279-3370.

                                      II

                     Further Employment of Officers, Etc.

     Management will recommend to the Board, and the Board, if accepted, will announce its resolution to continue with the employment of present officers, counsel, custodian, transfer agent, and books and records administrator for the ensuing year.

                                     III

                           Reemployment of Advisor

     From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. ("RFS") served as the Company's investment advisor. On September 1, 1997 RFS was acquired by the John Nuveen Company. On October 7, 1997 the Company's Board ratified an amendment to the advisory agreement dated September 3, 1997 assigning the investment advisory account and agreement from RFS to the Rittenhouse Trust Company. The Rittenhouse Trust Company is qualified to act as an investment advisor for the Company

--------------

(1) The Company hereby requests the Securities and Exchange Commission to treat the report as a part of this information statement, and incorporates it herein by reference.

under the Investment Advisors Act and the Investment Company Act. The assignment did not result in a change of actual control or management of the investment advisor, in that George W. Connell was the sole shareholder of RFS until acquired and remains the sole shareholder of Rittenhouse Trust Company. Through its own activities and that of its related companies, Rittenhouse Trust Company provides advisory, brokerage and other financial services to individual and institutional clients. The offices of the advisor are at No. 2 Radnor Corporate Center, 100 Matsonford Road, Radnor, Pa. 19087.

     Rittenhouse Trust Company has been engaged as an advisor to the Company to render opinions on best price and execution for trades executed in the account. It also opines on the suitability of securities purchases and trading activity to meet the goals and objectives of the Board and shareholders. RTC'S officers have had 18 years of experience in managing or advising clients' fixed income assets as well as a long history of working with the Company. Their experience of trading with a wide variety of Wall Street firms gives the Board a broad view of trading effectiveness. Its research contacts on Wall Street, in addition to its in-house capabilities, give the Board a unique perspective on economics and forecasts of future rate movements. RTC also is advisor to Shepmeyers Investment Company, a mutual fund having a portfolio of approximately $15,000,000 invested, in short term municipal bonds.

     Based upon the foregoing, the Board, has fully satisfied itself with the qualities of RTC. The reemployment of the advisor need not be submitted to the vote of security holders. Nevertheless it is the Company's policy to review the advisor's qualifications periodically. The last submission of the advisory contract to the shareholders was at the 1996 annual meeting taking place on December 19, 1996. The advisor's principal, George Connell, as explained above, is a current director and seeks nomination to be a director for the next calendar year.

     The advisor furnishes investment advice to the Board, acting as an investment committee on a non-discretionary basis. The contract is terminable upon notice by the Company, and upon 60 days notice by the advisor. No changes in the contract are expected for the coming year; compensation for the advisor for the past year and for the coming year was, and is expected to be, at the annual rate of $10,000. No funds were paid to an affiliated broker.

                          Action by the Shareholders

                          Tabulation of Shareholders

     There are, as of the November 20, 1997 record date, 4,287,198 outstanding shares of the Company, held in one class by 116 shareholders. Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present at the meeting and the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business. There are not expected to be "broker non-votes" or abstentions. Should sufficient shares be thus represented, the Chairman will proceed with the following business:

                                      I

                            Election of Directors

     The Chairman of the meeting will entertain nominations for directors for the ensuing year. Nominations by management will be the existing board of John
H. McCoy, Joseph V. Somers, Francis J. Rainer, Thomas F. Kilcullen, Jr. and George W. Connell. The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

     At the close of nominations, there will be an appointment of a judge of election, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman. Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

                                      II

                           Reemployment of Auditors

     The board has reviewed the performance of Beard & Company, Inc. Reading, Pennsylvania, as the Company's auditors for the fiscal year ending August 31, 1997 and will recommend to the shareholders that the firm be re-employed as the auditors for the fiscal year ending August 31, 1998.

     The Company will entertain any other business which is properly presented to the shareholders.


Edward Fackenthal
Assistant Secretary